Exhibit 23.1



                      [HJ & Associates, LLC Letterhead]


August 13, 2001

ZiaSun Technologies, Inc.
Board of Directors
462 Stevens Avenue, Suite 106
Solana Beach, CA  92075
Ladies and Gentlemen:

         We hereby consent to the use of our report dated March 25, 2000, in the Form S-4 Registration Statement of ZiaSun Technologies, Inc., a Nevada corporation. We also consent to the use of our name as experts in the Form S-4.



/s/ HJ & Associates, LLC
HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Certified Public Accountants